UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 14, 2020

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 14, 2020, Synaptics Incorporated (the “Company”) entered into the First Amendment to Amended and Restated Credit Agreement (the “Amendment”), by and among the Company, as borrower, the lenders parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, relating to that certain Amended and Restated Credit Agreement, dated September 27, 2017 (as so amended, the “Credit Agreement”).

Pursuant to the Amendment, the Credit Agreement was amended to, among other things, (i) modify the definition of Consolidated EBITDA (as defined in the Credit Agreement) to increase the maximum limit on the add back of certain restructuring and integration cost and expenses to 30% from 15% of Consolidated EBITDA, (ii) modify the negative covenant for Consolidated Total Leverage Ratio (as defined in the Credit Agreement) at the end of any fiscal quarter to 4.75:1.00 from 3.50:1.00, and for any four quarter period following a Material Acquisition (as defined in the Credit Agreement) to 5:00:1.00 from 3.75:1.00, (iii) modify the circumstances under which the maturity date of the Credit Agreement would be accelerated in advance of the maturity date of the Company’s existing convertible senior notes to eliminate such springing maturity if the Company meets certain specified leverage and liquidity covenants, (iv) add a minimum liquidity covenant for each two-week period beginning on the date that is 120 days prior to the maturity date of the Company’s existing convertible senior notes, (v) add certain technical amendments to address LIBOR transition matters, and (vi) include or revise certain definitions and certain customary representation, warranties and acknowledgments.

As of the date of the Amendment, there was no balance outstanding under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is expected to be filed with the Company’s next quarterly report in accordance with the rules and regulations of the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective February 14, 2020, Francis Lee retired as a director of the Company. Mr. Lee’s decision is not related to any disagreement relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: February 19, 2020	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary